Exhibit 4.2(a)

FLURRY, INC.

STOCK OPTION AGREEMENT

1. Grant of Option. Flurry, Inc. (the “Corporation”) hereby grants to                                  (the “Optionee”) an option to purchase                      shares of common stock of the Corporation (the “Shares”), on the terms and conditions set forth in this Agreement and the Flurry, Inc. 2005 Amended and Restated Stock Option Plan (the “Plan”). This option is granted as of                     ,      (the “Grant Date”). A copy of the Plan is attached hereto as Exhibit A, and its provisions are incorporated into this Agreement by reference. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall govern.

2. Exercise Price. The exercise price of the Shares to be purchased pursuant to this option is $             U.S. per Share.

3. Tax Status. This option is intended to be [an incentive stock option within the meaning of §422(b) of the Internal Revenue Code of 1986][a non-statutory stock option].

4. Exercisability of Option.

(a) This option shall be exercisable only to the extent that the Shares have become vested pursuant to Section 4(b) or (c) below.

(b) The Optionee’s “Vesting Base Date” is                     ,     . For so long as Optionee is providing continuous “Service” to the Corporation (as defined in the Plan), this option shall vest as to     % of the total Shares subject to the option on the date that is              from the Vesting Base Date, then an additional 1/     of such total Shares shall vest after the passage of each full          thereafter (assuming continued provision of Service by Optionee), so that the option shall be fully vested on                     .

(c) In the event of a Change in Control as defined in the Plan, the vesting applicable to this option shall be accelerated in the manner described in Section 10(b) of the Plan if this option is neither assumed nor substituted.

5. Termination of Option. This option shall terminate and shall no longer be exercisable on the first to occur of (i) the 10th annual anniversary of the Grant Date, (ii) the last date for exercising the option following termination of the Optionee’s Service as described in Section 9 of the Plan or (iii) its termination in connection with a Change in Control as provided under Section 10(c) of the Plan.

6. Method of Exercise. This option may be exercised only by delivery pursuant to Section 8 of this Agreement of an exercise notice (the current form of which is attached as Exhibit B), specifying the election to exercise this option and the number of Shares for which it is being exercised, and the aggregate exercise price. In certain cases, an Investment Representation Statement in the form attached hereto as Exhibit D may also be required. No exercise for fractional Shares shall be permitted. Payment of the exercise price for the number of Shares for which the option is being exercised shall be made in cash, by check or cash equivalent. As a condition to the exercise of this option, Optionee agrees to make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the grant, vesting or exercise of this option, or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise.

7. Restrictions on Shares Acquired.

Shares acquired hereunder are subject to the Corporation’s share repurchase rights described in Section 11 of the Plan and restrictions on transfer described in Section 12(a) of the Plan and may become subject to a lockup agreement as referred to in Section 12 of the Plan.

8. Notices. Any notice or other communication under this Agreement must be in writing and shall be effective upon hand delivery; upon fax transmission to either party at the number provided below for that party, but only upon receipt by the transmitting party of a written confirmation of receipt; or three (3) business days after deposit in the U.S. mail, postage prepaid, certified or registered, and addressed to the Corporation or to Optionee at the appropriate address below. Each party is obligated to notify the other in writing of any change in address. Notice of change of address shall be effective only when done in accordance with this section.

If to the Corporation, to:	If to Optionee, to:
Flurry, Inc.	Employee Name:
360 3rd Street, Suite 750
San Francisco, CA 94107

Attention: CEO
Fax No.:	Fax No.:

AGREED:

FLURRY, INC.

By:		Date:
Simon Khalaf, CEO

Optionee: By executing this Agreement, Optionee acknowledges receipt of a copy of the separate document titled “Flurry, Inc. Amended and Restated 2005 Stock Option Plan,” which contains many of the provisions of this Agreement.

Signature of Optionee	Date

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EXHIBIT A

FLURRY, INC.

AMENDED AND RESTATED

2005 STOCK OPTION PLAN

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EXHIBIT B

FLURRY, INC.

AMENDED AND RESTATED

2005 STOCK OPTION PLAN

EXERCISE NOTICE

Flurry, Inc.

I hereby exercise the following stock options:

Grant Date	Number of ISOs	Number of NSOs	Price per Share	Total Exercise Price	Withholding Taxes if Non-Qualified	Total

Total Due:

Concurrently with the delivery of this exercise notice to the Corporation, I hereby pay to the Corporation the total due as indicated above.

Signature of Optionee

Print Optionee’s Name:

Address:

Social Security Number:

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EXHIBIT C

Assignment Separate From Certificate

FOR VALUE RECEIVED                                  (“Purchaser”) hereby sells, assigns and transfers unto FLURRY, INC., a Delaware corporation (the “Company”),                                  (            ) shares of Common Stock of the Company represented by Certificate No.                                 herewith and does hereby irrevocably constitute and appoint                                  Attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated:                     , 20    .

Signature

Spousal Consent

                                  (Purchaser’s spouse) indicates by the execution of this Assignment his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the Shares.

Signature

PURCHASER TO SIGN ONLY ON THE SIGNATURE LINE WITHOUT COMPLETION OF ANY OTHER BLANK SPOTS ON THE ASSIGNMENT. THE PURPOSE OF THIS ASSIGNMENT IS TO ENABLE THE COMPANY TO EXERCISE ITS “REPURCHASE OPTION” SET FORTH IN THE STOCK OPTION AGREEMENT AND STOCK OPTION PLAN WITHOUT REQUIRING ADDITIONAL SIGNATURES ON THE PART OF PURCHASER.

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EXHIBIT D

FLURRY, INC.

AMENDED AND RESTATED

2005 STOCK OPTION PLAN

INVESTMENT REPRESENTATION STATEMENT

In connection with the purchase of                                  shares of Flurry, Inc. (the “Corporation”) Common Stock, the undersigned,                                  (the “Optionee”) represents to the Corporation the following:

(a) Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) Optionee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon among other things, the bona fide nature of Optionee’s investment intent as expressed herein. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company.

(c) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144.

(d) Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act or a registration exemption will be required. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

(e) Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities without the consent of the Commissioner of Corporations of California. Optionee has read the applicable Commissioner’s Rules with respect to such restriction, a copy of which is attached.

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Signature of Optionee

Print Name:

Date:

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